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                                                                    EXHIBIT 8.1

                             SULLIVAN & WORCESTER
                            One Post Office Square
                         Boston, Massachusetts 02109

                                                                    May 5, 1994

Health and Rehabilitation Properties Trust
400 Centre Street
Newton, MA  02158

Ladies and Gentlemen:

         In connection with the registration by Health and Rehabilitation Properties Trust, a Maryland real estate investment trust (the "Company"), of 12,650,000 Common Shares of Beneficial Interest, $.01 per share, of the Company (the "Shares"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission as Exhibit 8.1 to the Company's Registration Statement on Form S-3, File No. 33-52875 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act").

         We have acted as counsel for the Company in connection with the Registration Statement and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the draft U.S. Purchase Agreement among the Company and Merrill Lynch & Co., Donaldson, Lufkin & Jenrette Securities Corporation, PaineWebber Incorporated and Smith Barney Shearson Inc., as representatives of the U.S. underwriters, filed as Exhibit 1.1 to the Registration Statement (the "U.S. Agreement"), the draft International Purchase Agreement among the Company and Merrill Lynch International Limited, Donaldson, Lufkin & Jenrette Securities Corporation, PaineWebber International (U.K.) LTD., and Smith Barney Shearson Inc., as lead managers of the international managers, filed as Exhibit 1.2 to the Registration Statement (the "International Agreement"), corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. Specifically, and without limiting the generality of the foregoing, we have reviewed Amendment No. 2 to the Registration Statement dated May 5, 1994 and the prospectuses dated May 5, 1994 (the "Prospectuses") which forms a part of the Registration Statement, the Company's Declaration of Trust and By-Laws, and the Advisory Agreement (as defined in the Prospectuses). We have reviewed the sections in the Prospectuses captioned "Federal Income Tax and ERISA Considerations" and the sections in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, as amended (the "Form 10-K"), captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts", and we have prepared the opinions of counsel referred to in such sections. With respect to all questions of fact on which such opinions are based, we have assumed the accuracy and completeness of and have relied on the information set forth in the Prospectuses and in the documents incorporated therein by reference, and on representations made to us by the Trustees. We have not independently verified such information; nothing has come to our attention, however, which would lead us to believe that we are not entitled to rely on such information.

         The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, administrative interpretations thereof and judicial decisions with respect thereto, all as of the date hereof (collectively the "Tax Laws") and upon the Employment Retirement Income Security Act of 1974, as amended, the Department of Labor regulations issued thereunder, administrative interpretations thereof and judicial decisions with respect thereto, all as of the date hereof (collectively, the "ERISA Laws"). No assurance can be given that the Tax Laws or the ERISA Laws will not change. In rendering the opinions set forth in the Form 10-K which are incorporated by reference into the Prospectuses, we have made certain assumptions and expressed certain conditions and qualifications, all of which assumptions, conditions and qualifications are incorporated herein by reference. We have also assumed with your permission that the closing of the purchase and sale of the Shares will occur as described in the Prospectuses.
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Health and Rehabilitation Properties Trust
May 2, 1994
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         Based upon and subject to the foregoing, we are of the opinion that the discussions with respect to federal income tax matters in the sections of the Prospectuses captioned "Federal Income Tax and ERISA Considerations" and in the sections of the Form 10-K captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts", in all material respects are accurate and fairly summarize the federal income tax issues and ERISA Laws issues which are material to an investment in the Shares, and hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matter thereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectuses forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                    Very truly yours,



                                    SULLIVAN & WORCESTER